Exhibit 7.03

AMENDMENT NO. 1

TO

VOTING AGREEMENT

This AMENDMENT NO. 1 TO VOTING AGREEMENT (this “Amendment”), dated as of September 10, 2024, amends that certain Voting Agreement, dated as of August 27, 2024, by and among ARC Document Solutions, Inc. (the “Company”), TechPrint Holdings, LLC, a Delaware limited liability company (the “Parent”), the stockholders listed on the signature pages thereto (collectively, the “Stockholders” and each individually, a “Stockholder”) (the “Voting Agreement”). Capitalized terms used and not defined herein shall have the meanings set forth in the Voting Agreement.

WHEREAS, the Company required that Parent and the Stockholders enter into the Voting Agreement as a condition and inducement to the willingness of the Company to enter into that certain Agreement and Plan of Merger, dated as of August 27, 2024 with Parent and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement”);

WHEREAS, pursuant to the Voting Agreement, Parent and each Stockholder agreed to vote or cause to be voted the Subject Shares shown in Schedule A to the Voting Agreement (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (ii) against any other action, agreement or transaction that has not been recommended by the Company Board (acting on the recommendation of the Special Committee) or the Special Committee and that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement;

WHEREAS, the number of Subject Shares shown in Schedule A to the Voting Agreement inadvertently excluded certain shares of restricted stock held by each Stockholder (the “Restricted Stock”); and

WHEREAS, the Company, Parent and the Stockholders originally intended to include such shares of Restricted Stock in Schedule A, and desire to correct Schedule A to the Voting Agreement in order to clarify that all shares of Restricted Stock held by each Stockholder shall be deemed to be Subject Shares for all purposes of the Voting Agreement;

* * *

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent and each of the undersigned Stockholders, who constitute the Stockholders required to amend the Voting Agreement, hereby agree as follows:

1. Schedule A of the Voting Agreement is hereby replaced in its entirety by the following in lieu thereof:

“

SCHEDULE A

Name of Stockholder	Number of Shares
Kumarakulasingam Suriyakumar	1,822,244
Dilantha Wijesuriya	825,653
Jorge Avalos	553,347
Rahul Roy	467,501
Sujeewa Sean Pathiratne	443,274
Suriyakumar Family Trust	1,732,171
Shiyulli Suriyakumar 2013 Irrevocable Trust	500,000
Seiyonne Suriyakumar 2013 Irrevocable Trust	500,000

”

2. The first sentence of Section 5(c) of the Voting Agreement is hereby replaced in its entirety by the following in lieu thereof:

“Such Stockholder is the record and beneficial owner of, as such ownership is determined in accordance with Section 13(d) of the Exchange Act, or is a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Stockholder’s name on Schedule A attached hereto and incorporated herein by reference, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), other than (i) such Stockholder’s obligation to contribute, transfer and assign all of such Stockholder’s right, title and interest in the Subject Shares pursuant to the Rollover Agreement, (ii) any of the foregoing that would not prevent or delay Parent’s or such Stockholder’s ability to perform Parent’s or such Stockholder’s obligations hereunder, (iii) any of the foregoing in the Company Stock Plans, and (iv) any of the foregoing imposed by federal, state or foreign securities Laws.”

3. Incorporation of Voting Agreement. All the provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Voting Agreement; and the Voting Agreement, as supplemented and amended by this Amendment, shall be read, taken and construed as one and the same instrument, and except as expressly amended hereby, the terms and conditions of the Voting Agreement shall continue in full force and effect. All references to “this Agreement” in the Voting Agreement or to the words “hereof,” “hereunder” or “herein” or words of similar effect, or to any Schedule in the Voting Agreement, shall mean the Voting Agreement or Schedule, as amended hereby.

4. Governing Law. This Amendment and any claim, action or proceeding (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5. No Other Amendments. Except for the amendments expressly set forth in this Agreement, the Voting Agreement shall remain in full force and effect in accordance with its existing terms.

6. Counterpart Signature Pages. This Amendment may be executed in two or more consecutive counterparts (including by facsimile, of “.pdf” transmission), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties to this Amendment and delivered (electronically or otherwise) to the other parties to this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

COMPANY:

ARC DOCUMENT SOLUTIONS, INC.

By:	/s/ Tracey Luttrell
Name:	Tracey Luttrell
Title:	Corporate Counsel and Corporate Secretary

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

PARENT:

TECHPRINT HOLDINGS, LLC

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar
Title:	Manager

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

KUMARAKULASINGAM SURIYAKUMAR

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

DILANTHA WIJESURIYA

By:	/s/ Dilantha Wijesuriya
Name:	Dilantha Wijesuriya

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

JORGE AVALOS

By:	/s/ Jorge Avalos
Name:	Jorge Avalos

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

RAHUL ROY

By:	/s/ Rahul Roy
Name:	Rahul Roy

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

SUJEEWA SEAN PATHIRATNE

By:	/s/ Sujeewa Sean Pathiratne
Name:	Sujeewa Sean Pathiratne

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar, as Trustee of Suriyakumar Family Trust

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Shiyulli Suriyakumar
Name:	Shiyulli Suriyakumar, as Trustee of Shiyulli Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Voting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first above written.

STOCKHOLDER:

By:	/s/ Seiyonne Suriyakumar
Name:	Seiyonne Suriyakumar, as Trustee of Seiyonne Suriyakumar 2013 Irrevocable Trust

[Signature Page to Amendment No. 1 to Voting Agreement]